EXHIBIT 23.3

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 4, 2003 relating to the financial statements of CrossLogix, Inc. for the year ended December 31, 2002, which appears in BEA Systems, Inc.’s Current Report on Form 8-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

July 29, 2003